EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

TO TENDER SHARES OF COMMON STOCK

OF

TECHNOLOGY FLAVORS & FRAGRANCES, INC.

AT

$1.55 NET PER COMMON STOCK

BY

FFG MERGER CORPORATION,

A WHOLLY-OWNED SUBSIDIARY OF

FFG INDUSTRIES, INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 14, 2005, UNLESS THE OFFER IS EXTENDED.

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates evidencing shares of Common Stock, par value $0.01 per share (the “Common Shares”) of Technology Flavors & Fragrances, Inc., a Delaware corporation (the “Company”), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Mellon Investor Services LLC (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase, dated May 16, 2005 (the “Offer to Purchase”)). Unless the context requires otherwise, all references to “Shares” or “Securities” shall mean Common Shares. This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See “The Offer—Procedures for Tendering Securities” of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Hand Delivery	By Overnight Delivery:	By Mail:

120 Broadway, 13th Floor New York, New York 10271 Attn: Reorganization Dept.	85 Challenger Road Mail Drop-Reorg Ridgefield Park, New Jersey 07660 Attn: Reorganization Dept.	P.O. Box 3301 South Hackensack, New Jersey 07606 Attn: Reorganization Dept

Facsimile Transmission:

(201) 296-4293

Confirm Receipt of Facsimile

By Telephone:

(201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to FFG Merger Corporation (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of FFG Industries, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 16, 2005 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Securities specified below pursuant to the guaranteed delivery procedure set forth in “The Offer—Procedures for Tendering Securities” of the Offer to Purchase.

Name(s) of Record Holder(s):

(Please Print)

Number of Common Shares Tendered:

Address:

Certificate Nos. (if available):

(Zip Code)

Check if Shares will be tendered by book-entry transfer: ☐	Area Code and Tel. No.:

Signature(s):

Name of Tendering Institution:

Account Number:

Dated:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “owns” the Securities tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Securities complies with Rule 14e-4 and (c) to deliver to the Depositary of the Securities tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof), and any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and any other documents required by the Letter of Transmittal, all within three American Stock Exchange trading days after the date hereof.

Name of Firm	Authorized Signature

Address	Title

Name:
City, State and Zip Code	(Please Type or Print)

Area Code and Telephone Number:	Dated:

DO NOT SEND CERTIFICATES FOR SECURITIES WITH THIS FORM. CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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